Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1, filed pursuant to Rule 462(b) under the Securities Act of 1933, of our report dated April 1, 2014, relating to the financial statement of Abengoa Yield plc (formerly Abengoa Yield Limited) as of 31 December 2013 appearing in the Registration Statement on Form F-1 (No. 333-194970) of Abengoa Yield plc.

/s/ DELOITTE LLP

London, United Kingdom

June 12, 2014